UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005

KLA-Tencor Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-09992 (Commission File Number)	04-2564110 (I.R.S. Employer Identification No.)
160 Rio Robles
San Jose, California 95134
(Address of principal executive offices, including zip code)
(408) 875-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 15, 2005 KLA-Tencor Corporation (the “Company”) announced that effective January 1, 2006 Kenneth L. Schroeder will become a senior advisor to the Company and cease to be Chief Executive Officer or a member of the Board of Directors. The Board of Directors of the Company has appointed, effective on January 1, 2006, Richard P. Wallace as the Company’s Chief Executive Officer and John H. Kispert as the Company’s President and Chief Operating Officer. The Board of Directors also appointed Mr. Wallace as a member of the Board of Directors effective on January 1, 2006 as a Class III Director. The Company issued a press release on November 16, 2005 regarding the foregoing, a copy of which is filed herewith as Exhibit No. 99.1.
Mr. Wallace, 45, has been President and Chief Operating Officer of the Company since July 2005. He was Executive Vice President of the Company’s Customer Group from May 2004 to July 2005. He was Executive Vice President of the Company’s Wafer Inspection, Review & Analysis Group from July 2000 to May 2004. From July 1999 to June 2000, he was the Company’s Group Vice President for Lithography and Films. From April 1998 to June 1999, he was the Company’s Vice President and General Manager of the Mirage Group. From 1995 to March 1998 he was the Company’s Vice President and General Manager of the Wisard division. Mr. Wallace originally joined KLA-Tencor in 1988 and has held a series of other management positions.
Mr. Kispert, 41, has been the Company’s Chief Financial Officer and Executive Vice President since July 2000. From July 1999 to July 2000, Mr. Kispert was the Company’s Vice President of Finance and Accounting. From February 1998 to July 1999, he was the Company’s Vice President of Operations for the Wafer Inspection Group. Mr. Kispert joined the Company in February 1995 and has held a series of other management positions within the Company. He currently serves on the board of directors of North American SEMI, an industry trade association.
Item 1.01. Entry into Material Definitive Agreement.
On February 23, 2005, the Company and Mr. Schroeder entered into a new agreement (the “Agreement”). Effective November 15, 2005, the Company and Mr. Schroeder amended the Agreement. The differences to the Agreement that are material to the Company are as follows:
•	The Company can provide fully insured health, dental and vision coverage during Mr. Schroeder’s part-time employment term.

•	During Mr. Schroeder’s part-time employment period:
•	He will receive an additional bonus payout for the Company’s fiscal year ended June 30, 2009;

•	For options held by Mr. Schroeder granted prior to September 21, 2004, provide that they terminate on the earliest of (i) December 31, 2009, (ii) on the date specified in the relevant option agreement, in the event that Mr. Schroeder does not remain a part-time employee through January 1, 2009, and (iii) the last day of the original option term;

•	For options held by Mr. Schroeder terminating on December 31, 2009, provide for accelerated vesting through July 1, 2011 if Mr. Schroeder remains a part-time employee of the Company through October 1, 2009;

•	For two options granted in 2004 and 2005, provide for 6 months’ accelerated vesting if Mr. Schroeder remains a part-time employee through 1/1/2011;

•	Extend payment of base salary by six months.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by KLA-Tencor Corporation dated November 15, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION
Date: November 17, 2005	By:	/s/ Stuart J. Nichols
Stuart J. Nichols
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release issued by KLA-Tencor Corporation dated November 15, 2005.